Exhibit 3.1
Chart Industries, Inc.
Amendment to Amended and Restated By-Laws
Effective August 2, 2007
     Article IX, Section 1, of the Amended and Restated By-Laws of Chart Industries, Inc. shall be deleted in its entirety and replaced with the following:
     “Section 1. Certificates of stock. Ownership of shares of stock of the Corporation shall be evidenced by certificates or through the issuance of book-entry or non-certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the President, a Vice President or the Chairman of the Board and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, representing the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.”

AMENDED AND RESTATED
BY-LAWS
OF
CHART INDUSTRIES, INC.
As Amended and Restated July 20, 2006
ARTICLE I
OFFICES
     Section 1.   Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2.   Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
FISCAL YEAR
     Section 1.   Fiscal Year. The fiscal year of the Corporation shall end upon each December 31, or otherwise shall be as designated by the Board of Directors.
ARTICLE III
STOCKHOLDERS
     Section 1.   Annual Meeting. The annual meeting of the stockholders for the election of Directors, and for the transaction of any other proper business, shall be held on such date after the annual financial statements of the Corporation have been prepared as shall be determined by the Board of Directors from time to time. Only such business shall be conducted as shall have been properly brought before the meeting. In the event that the annual meeting is not held on the date designated therefor in accordance with this Section 1, the Directors shall cause the annual meeting to be held as soon after that date as convenient.
     Section 2.   Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board of Directors, the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors, include the power to call special meetings of stockholders and no special meetings of stockholders shall be called by any other person or persons. Calls for special meetings shall specify the purpose or purposes of the proposed meeting, and no business shall be considered at any such meeting other than that specified in the call therefor. Notice of each special meeting shall be given in accordance with these Amended and Restated By-laws.
     Section 3.   Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated in the notice of such meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
     Section 4.   Notice of Meetings and Adjourned Meetings. Written or other proper notice of any meeting of stockholders stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the information needed to access the stockholders’ list during the meeting if the meeting is held by means of remote communication and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of these Amended and Restated By-laws or otherwise shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given; any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting, and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder.

     When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     For purposes of these Amended and Restated By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     Section 5.   Stockholders’ List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     Section 6.   Quorum; Adjournment. At any meeting of the stockholders, except as otherwise provided by the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation, or these Amended and Restated By-laws, a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, that no action required by the Amended and Restated Certificate of Incorporation or these Amended and Restated By-laws to be authorized or taken by a designated proportion of shares may be authorized or taken by a lesser proportion; provided, further, that where a separate vote by a class or classes of shares is required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-laws, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote. If such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power, by vote of a majority of the shares so present or represented, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.
     Section 7.   Voting. In all matters other than the election of Directors and other than any matters upon which by express provision of the Amended and Restated Certificate of Incorporation or of these Amended and Restated By-laws a different vote is required, the vote of a majority of the shares entitled to vote on the subject matter and present in person or represented by proxy at the meeting shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of Directors and present in person or represented by proxy at the meeting. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of capital stock held by such stockholder. Upon the request of not less than 10% in interest of the stockholders entitled to vote at a meeting, voting shall be by written ballot, unless otherwise provided in the Amended and Restated Certificate of Incorporation; if authorized by the stockholders, such requirement of a written ballot shall be satisfied, if authorized by the Board of Directors, by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.
     Section 8.   Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize, by any means permitted pursuant to the Delaware General Corporation Law and approved by the Board of Directors, another person or persons to act for him by proxy. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
     Section 9.   Notice of Stockholder Business and Nominations.
          (a) Annual Meeting of Stockholders.
               (i) The nomination of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) as specified in the notice of meeting, if so specified, (B) by or at the direction of the Board of Directors or the Chairman of the Board of Directors or, in the event of his absence or disability, the Vice Chairman, or in the event of his absence or disability, the Chief Executive Officer or other officers of the Corporation designated by the Board, or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in subparagraph (a)(ii) of this Section 9 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.
               (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subparagraph (a)(i)(C) of this Section 9, the stockholder must have given timely notice thereof in writing or by electronic transmission to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the

Secretary at the principal place of business of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided that if the date of the annual meeting is moved more than thirty (30) calendar days from the first anniversary of the preceding year’s annual meeting or if the Corporation did not mail proxy materials for the preceding year’s annual meeting, to be timely, notice by the stockholder must be so delivered not earlier than one hundred twenty (120) calendar days prior to such annual meeting and not later than the later of the ninetieth (90th) calendar day prior to such meeting or the close of business on the tenth (10th) calendar day following the date on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. The stockholder’s notice shall set forth (A) as to each nominee for election or reelection as a Director, all information relating to such person and the nomination that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder or any successors thereto, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and a description of any arrangements or understandings with the nominee or third parties (including their names) pursuant to which the nomination is to be made, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business that the stockholder proposes to bring before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business, and arrangements or understandings with third parties (including their names) with respect to such business, that such stockholder may have and that any beneficial owner on whose behalf the proposal is made may have, and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as such information appears on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (3) a representation that the such stockholder intends to appear in person or by proxy at the annual meeting to nominate the nominee or to bring such business before the meeting.
          (b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting as provided in Article III, Sections 2 and  4 of these Amended and Restated By-laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 9 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by a stockholder of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder delivers notice thereof, meeting the requirements and setting forth the information required by subparagraph (a)(ii) of this Section 9, to the Secretary at the principal place of business of the Corporation not earlier than ninety (90) calendar days prior to such special meeting or later than the close of business on the tenth (10th) calendar day following the date on which public announcement is first made of the date of such meeting and the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
          (c) General. Only those persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible for election as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation, or these Amended and Restated By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting has met the requirements set forth in this Section 9 and, if any proposal or nomination is not in compliance with this Section 9, to declare that such defective proposal or nomination shall be disregarded. The Chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Amended and Restated By-laws, and if he or she should so determine, the Chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.
          (d) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or change the notice requirements thereunder, or (ii) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances.
          (e) Whenever used in these Amended and Restated By-laws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successors thereto.
     Section 10.   Action by Stockholders by Written Consent. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the stockholders. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 10. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 10 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.
     Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
ARTICLE IV
BOARD OF DIRECTORS
     Section 1.   General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law, except as may be otherwise provided in the Delaware General Corporation Law or in the Amended and Restated Certificate of Incorporation.
     Section 2.   Number of Directors. The number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualified or until his earlier resignation or removal. Directors may, but need not, be stockholders.
     Section 3.   Election of Directors. The Directors shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose, or by the holders of a majority of the outstanding shares entitled to vote in the election of Directors pursuant to a written consent or consents of such stockholders; at any meeting of stockholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election, and the Directors elected at a meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. The vote of any stockholder on an election of Directors may be taken in any manner approved by the Board of Directors prior to the meeting and no such vote shall be required to be taken by written ballot or by electronic transmission unless otherwise required by law.

     Section 4.   Removal; Vacancies. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, any Director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of record of a majority of the outstanding shares then entitled to vote in the election of Directors at any annual or special meeting of the stockholders called for that purpose or by written consent to the extent permitted by law and the Amended and Restated Certificate of Incorporation. The vacancy or vacancies in the Board of Directors caused by any such removal or any removal pursuant to the Amended and Restated Certificate of Incorporation may be filled by a majority of the Directors remaining in office (although less than a quorum) or by the sole remaining Director.
     Section 5.   Resignation; Vacancies. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation from the Board of Directors shall be deemed to take effect immediately upon receipt of such notice or at such other time as the Director may specify in such notice. The vacancy or vacancies in the Board of Directors resulting from such resignation shall be filled by a majority of the Directors remaining in office (although less than a quorum) or by the sole remaining Director. If a Director dies, the vacancy or vacancies in the Board of Directors resulting from such death shall be filled by a majority of the Directors remaining in office (although less than a quorum) or by the sole remaining Director. Each Director so chosen to fill a vacancy shall hold office for the unexpired term of his predecessor and until the next election of Directors, and until his successor shall be elected and qualified, or until his earlier resignation or removal.
     Section 6.   Annual Meeting. Immediately following each annual meeting of stockholders for the election of Directors, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place, if any, where the annual meeting of stockholders for the election of Directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place, if any, which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all of the Directors.
     Section 7.   Regular Meetings. Regular meetings of the Board of Directors may be held at such places (within or without the State of Delaware), if any, and at such times as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place, if any, at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.
     Section 8.   Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President, by any Director or by the Secretary. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram or cablegram so addressed, or shall be delivered personally or by telephone or telecopy or other electronic or wireless means, at least twenty-four (24) hours before the time the meeting is to be held. Each such notice shall state the time and place (within or without the State of Delaware), if any, of the meeting but need not state the purposes thereof, except as otherwise required by the Delaware General Corporation Law or by these Amended and Restated By-laws.
     Section 9.   Quorum: Voting Adjournment. Except as otherwise provided by the Amended and Restated Certificate of Incorporation or by these Amended and Restated By-laws, a majority of the total number of Directors or any committee thereof shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or such committee, respectively. In the absence of a quorum, the Director or Directors present at any meeting may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.
     Section 10.   Communications. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.
     Section 11.   Action of Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and such written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 12.   Compensation. The Board of Director shall have the authority to fix the compensation of Directors for their services. Nothing herein contained shall be construed so as to preclude any Director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor.
     Section 13.   Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation and to be governed by Section 141(c)(2) of the Delaware General Corporation Law, as amended from time to time (or of any successor thereto, however denominated). The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to the limitations of Section 141(c) of the Delaware General Corporation Law, as amended from time to time (or of any successor thereto, however denominated), any such committee, to the extent provided in the Board resolution, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     Section 14.   Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE V
NOTICES
     Section 1.   Notices. Whenever, under the provisions of the Delaware General Corporation Law or of the Amended and Restated Certificate of Incorporation or these Amended and Restated By-laws, notice is required to be given to any Director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation or at his residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given three (3) days after the same shall be deposited in the United States mail. Notice also may be given in any other proper form, as authorized by the Delaware General Corporation Law. Notice that is given by facsimile shall be deemed delivered when sent to a number at which any Director or stockholder has consented to receive such notice with receipt confirmed. Notice that is given in person or by telephone shall be deemed to be given when the same shall be delivered. Without limiting the manner by which notice otherwise may be given effectively to any Director or stockholder, any notice given under any provision of these Amended and Restated By-laws shall be effective if given by a form of electronic transmission consented to by such person. Notice given by electronic mail shall be deemed delivered when directed to an electronic mail address at which such person has consented to receive notice and notice given by a posting on an electronic network together with separate notice to such person of such specific posting shall be deemed delivered upon the later of (a) such posting and (b) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to any Director or stockholder in the manner consented to by such Director or stockholder.
     Section 2.   Waiver of Notice. Whenever any notice is required to be given under any provision of the Delaware General Corporation Law or of the Amended and Restated Certificate of Incorporation or these Amended and Restated By-laws, a written waiver of any notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given to such person. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VI
OFFICERS
     Section 1.   Officers. The officers of the Corporation shall include a President, a Secretary, a Treasurer and, if the Board of Directors shall so determine, or as may be deemed necessary by the Board from time to time, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents and other officers and assistant officers. Any number of offices may be held by the same person.
     Section 2.   Election of Officers. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office at the pleasure of the Board of Directors until his successor has been elected or until his earlier resignation or removal.
     Section 3.   Resignation. Any officer may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect immediately upon receipt of such notice or at such other time specified in such notice. Unless otherwise specified in such notice, the acceptance of such resignation by the Corporation shall not be necessary to make it effective.
     Section 4.   Removal. Any officer may he removed at any time, either with or without cause, by action of the Board of Directors.
     Section 5.   Vacancies. A vacancy in any office because of death, resignation, removal or any other reason shall be filled by the Board of Directors.
     Section 6.   Powers and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer the authority to appoint and remove subordinate officers and to prescribe their authority and duties.
     Section 7.   Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or, if delegated by the Board, by the President or Chairman of the Board. Any such decision by the President or Chairman of the Board shall be final unless expressly overruled or modified by action of the Board of Directors, in which event such action of the Board of Directors shall be conclusive of the matter. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of Director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving a proper compensation therefor.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
     Section 1.   Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, any Director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, manager, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, manager, partner, trustee, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and such indemnification shall continue as to a person who has ceased to be a director, officer, manager, partner, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that, (i) except as provided in Section 4 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement.
     Section 2.   Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

     Section 3.   Advancement of Expenses. Expenses, including attorneys’ fees, incurred by a Director or officer of the Corporation in defending any proceeding referred to in Section 1 of this Article, shall be paid by the Corporation, in advance of the final disposition of such proceeding (hereinafter an “advancement of expenses”) upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article; which undertaking may be secured or unsecured, at the discretion of the Corporation.
     Section 4.   Procedures and Presumptions Under this Article VII. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In (a) any suit brought by a claimant to enforce a right to indemnification hereunder (but not in a suit brought by a claimant to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the claimant has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, a committee of such Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law for the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, a committee of such Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such a suit brought by the claimant, be a defense to such suit.
     Section 5.   Determination of Entitlement to Indemnification. Any indemnification to be provided under Section 1 or 2 of this Article VII (unless ordered by a court of competent jurisdiction and except as specified in Section 145(c) (or any successor Section) of the Delaware General Corporation Law) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of directors who were not parties to the action, suit or proceeding, even though less than a quorum, in respect of which indemnification is sought or by a majority vote of members of a committee of the Board of Directors composed of at least two members each of whom is not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders entitled to vote thereon.

     Section 6.   Indemnification Provided in this Article VII Not Exclusive. The indemnification and advancement of expenses provided under this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the Amended and Restated Certificate of Incorporation of the Corporation, these Amended and Restated By-laws, any agreement, vote of stockholders or of disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.
     Section 7.   Article VII Deemed a Contract. This Article shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation, or individual who is or was serving at the request of the Corporation as a director, officer, member, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while this Article is in effect, and any repeal, amendment or other modification of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
     Section 8.   Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or individual serving at the request of the Corporation as a director, officer, member, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
ARTICLE VIII
LOANS, CHECKS DEPOSITS, ETC.
     Section 1.   General. All checks, drafts, bills of exchange or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation maybe general or confined to specific instances.
     Section 2.   Loans and Evidences of Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.
     Section 3.   Banking. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may authorize. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Amended and Restated By-laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the Board of Directors.
     Section 4.   Securities Held By The Corporation. Unless otherwise provided by resolution adopted by the Board of Directors, the Board, the President or any Vice President of the Corporation may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights to vote or consent which the Corporation may have as the holder of stock or other securities in any other corporation; and the Board or such officer may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Board or such officer may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal (if any), or otherwise, all such written proxies, powers of attorney or other written instruments as the Board or such officer may deem necessary in order that the Corporation may exercise such powers and rights.
ARTICLE IX
STOCK
     Section 1.   Certificates of stock. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the President, a Vice President or the Chairman of the Board and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, representing the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
     Section 2.   Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the

Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.
     Section 3.   Transfers. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
     Section 4.   Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors. In the case of (a) a meeting, such record date also shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) a consent or dissent to corporate action in writing without a meeting, such record date also shall not he more than ten (10) days after the date upon which such resolution is adopted by the Board of Directors; or (c) the payment of any dividend or other distribution, allotment of any rights, exercise of any rights in respect of any change, conversion or exchange of stock or any other lawful action, such record date also shall not be more than sixty (60) days prior to such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 5.   Protection of Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
     Section 6.   Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (a) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the Delaware General Corporation Law or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may be paid in cash, in property or in shares of capital stock. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
ARTICLE X
FORM OF RECORDS
     Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in any manner authorized by the Delaware General Corporation law, including by means of, or in the form of, any storage device or method, provided that records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records kept in such manner upon the request of any person entitled to inspect such records pursuant to the Delaware General Corporation Law.
ARTICLE XI
CORPORATE SEAL
     The Corporation may adopt a corporate seal which, if adopted, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE XII
EMERGENCY BY-LAWS
     The Board of Directors may adopt, either before or during an emergency, as that term is defined by the Delaware General Corporation Law, any emergency by-laws permitted by the Delaware General Corporation Law which shall be operative only during such emergency. In the event the Board of Directors does not adopt any such emergency by-laws, the special rules provided in the Delaware General Corporation Law shall be applicable during an emergency as therein defined.
ARTICLE XIII
SECTION HEADINGS; INTERPRETATION
     The headings contained in these Amended and Restated By-laws are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of these Amended and Restated By-laws. In the event that any provision of these Amended and Restated By-laws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the General Corporation Law of the

State of Delaware or any other applicable law, the provision of these Amended and Restated By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE XIV
AMENDMENTS
     These Amended and Restated By-laws may be amended or repealed as provided by the Amended and Restated Certificate of Incorporation.

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